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                                                         Exhibit Number (10)(v)
                                                         To 6/30/98 Form 10-Q

                             AMENDMENT NUMBER FIVE
                                      TO
                                NORTHERN TRUST
                         EMPLOYEE STOCK OWNERSHIP PLAN


WHEREAS, The Northern Trust Company (the "Company") maintains the Northern Trust Employee Stock Ownership Plan, as amended and restated effective January 1, 1989 (the "Plan");

WHEREAS, amendment of the Plan is deemed desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Company under Section 13.1 of the Plan, and pursuant to the authority delegated to the undersigned officer by resolution of the Board of Directors dated April 21, 1998, the Plan is hereby amended in the following particular:

Effective May 14, 1998, Section 7.9(a) is amended by replacing the first sentence thereof with the following:

"Prior to the date that section 2.1(ll)(2) becomes operative, a Participant who is a Qualified Participant pursuant to section 2.1(ll)(1) may elect, within 90 days after the close of each Plan Year in the Qualified Election Period described in 2.1(kk)(1), to have the Trustee dispose of a specified whole number of shares of Company Stock not in excess of the Participant's "Applicable Amount" and transfer the proceeds thereof to The Northern Trust Company Thrift Incentive Plan."


IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by the undersigned officer this 14th day of May, 1998.


/s/ Martin J. Joyce, Jr.
-------------------------
Martin J. Joyce, Jr.
Senior Vice President